Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

DATED AS OF JUNE 21, 2019

SAPPHIRE FINANCE I HOLDING DESIGNATED ACTIVITY COMPANY

as Seller

CONTRAIL AVIATION LEASING, LLC,

as the buyer of the beneficial interest in the trust that owns MSN 30241

CONTRAIL AVIATION SUPPORT, LLC

as Buyer Guarantor

AIRCRAFT ASSET SALE AND PURCHASE AGREEMENT

relating to the sale of

the beneficial interest in the trust holding title to

one (1) Boeing B737-700 Aircraft with Manufacturer’s Serial Number 30241

Contents

Clause	Name	Page

1	Interpretation	1
2	Representations and Warranties	1
3	Agreement to sell and purchase	2
4	Conditions Precedent/Termination of other Agreements	3
5	Purchase Price and Modifications	5
6	Delivery	8
7	Condition of Aircraft	9
8	Further Provisions	11
9	Law and jurisdiction	15
10	Brokers and other third Parties	17

Schedule	Name	Page

1	Aircraft	19
2	Lease Documents	20
3	Definitions	21
4	Conditions Precedent	25
4	Part 1 Seller Conditions Precedent	25
4	Part 2 Buyer Conditions Precedent	26
5	Representations and Warranties	28
5	Part 1 Seller's Representations and Warranties	28
5	Part 2 Buyer's Representations and Warranties	30

DATED AS OF JUNE 21, 2019

PARTIES

(1)

SAPPHIRE FINANCE I HOLDING DESIGNATED ACTIVITY COMPANY, a company incorporated under the laws of Ireland whose registered office is c/o PAFS Ireland Limited, Shannon Business Park, Shannon, Co. Clare, Ireland (“Seller”);

(2)

CONTRAIL AVIATION LEASING, LLC, a limited liability company organized and existing under the laws of the State of Wisconsin and having its principal place of business at 435 Investment Court, Verona, Wisconsin 53593 (“Buyer”); and

(3)

CONTRAIL AVIATION SUPPORT, LLC, a limited liability company organized under the laws of the State of North Carolina and having its principal place of business at 435 Investment Court, Verona, Wisconsin 53593 (“Buyer Guarantor”).

IT IS AGREED as follows

1	INTERPRETATION

1.1	Definitions

In this Agreement capitalized words and expressions have the meaning specified in Schedule 3 (Definitions), except where the context otherwise requires.

1.2	Construction

Headings are to be ignored in construing this Agreement and unless the contrary intention is stated, a reference to:

(a)

each of “Seller”, “Buyer” or any other Person includes, without prejudice to the provisions of this Agreement or any Transaction Document restricting transfer or assignment, any permitted successor, transferee or assignee;

(b)	words importing the plural shall include the singular and vice versa;

(c)	any document, other than the Lease Documents and the Trust Documents, shall include that document as amended, novated, assigned or supplemented;

(d)	a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement; and

(e)	any Law, or to any specified provision of any Law, is a reference to such Law or provision as amended, substituted or re-enacted.

2	REPRESENTATIONS AND WARRANTIES

2.1	Seller Representations and Warranties

Seller represents and warrants to Buyer with respect to itself and the Asset being sold by it that the statements contained in Schedule 5, Part 1 (Seller's Representations and Warranties ) are at the date hereof, and on the Delivery Date will be (by reference to the facts and circumstances then subsisting), true and accurate.

2.2	Buyer Representations and Warranties

Buyer represents and warrants to Seller that the statements contained in Schedule 5, Part 2 (Buyer's Representations and Warranties ) are at the date hereof, and on the Delivery Date will be (by reference to the facts and circumstances then subsisting), true and accurate.

3	AGREEMENT TO SELL AND PURCHASE

3.1	Agreement

Subject to and in accordance with the provisions of this Agreement and the other Transaction Documents:

(a)	Seller agrees to sell the Asset to Buyer, and Buyer agrees to purchase the Asset from Seller in an “as is, where is” condition; and

(b)

Seller shall pass to Buyer on the Delivery Date good and marketable title in and to the Asset with full title guarantee, free and clear of all Security Interests other than the Lease and any Permitted Liens. Title to the Asset shall pass to Buyer in accordance with Clause 6.1 (Delivery), provided that, for the avoidance of doubt, Seller shall not be under any obligation hereunder to transfer, sell, assign, convey or deliver any Excluded Property to Buyer. From and after Delivery, Seller shall be released from all obligations under the Lease Documents and Trust Documents (to the extent applicable) except for such liabilities, claims against and obligations of Seller under any of the Lease Documents and Trust Documents arising solely as a result of events or circumstances occurring prior to the Delivery; and from and after Delivery, Buyer shall assume all of the other liabilities and obligations of Seller under the Lease Documents and Trust Documents.

3.2	Registration

In accordance with the provisions of the Transfer Agreement in respect of the Asset, the Seller and Buyer shall deliver, or procure that the Lessee delivers, to the Aviation Authority such documents required to be delivered by it in order to preserve the status of Lessor as owner of the Aircraft, on the aircraft register maintained by the Aviation Authority.

3.3	Security Interests; Condition at Delivery

3.3.1

The Asset shall as of the Delivery Date be delivered to Buyer in, and the Aircraft shall as of Delivery Date be in, “as is, where is” condition and shall be free and clear of all Security Interests other than the Lease and Permitted Liens.

3.4	Passage of Title and Risk

Risk of loss or destruction of the Aircraft and related Asset shall pass to Buyer upon Delivery in respect of the Asset.

3.5	Inspection

3.5.1

If Buyer elects to inspect the Aircraft, the obligation of Buyer to purchase the related Asset shall be subject to completion of a satisfactory inspection of the Aircraft in accordance with Clause 3.5.2 on or prior to the Inspection Completion Date.

3.5.2

At Buyer’s request, the Seller shall use reasonable efforts to procure Lessee’s cooperation to facilitate a physical inspection of the Aircraft (including for the avoidance of doubt, the Aircraft Documents which are in the Seller’s possession or as otherwise made available by the Lessee, including but not limited to back-to-birth records) by Buyer. If Buyer elects to inspect the Aircraft, Buyer (or its representative(s)) shall perform a general visual inspection of the Aircraft in the presence of the Seller (or its representative(s)) as soon as reasonably practicable after the execution of this Agreement and in any event on or before the Inspection Completion Date. Any such inspection shall be carried out in accordance with the terms of the Lease and this Agreement. Buyer shall promptly notify Seller (and in any event within five (5) Business Days following completion of such inspection) if, following inspection, the Buyer is not satisfied with its inspections (acting in good faith), whereupon Buyer and Seller shall enter into good faith discussions with a view to mutually agreeing a resolution to such unsatisfactory conditions which were identified during such inspection.

3.5.3

If, following good faith discussions in accordance with Clause 3.5.2, such unsatisfactory condition cannot be resolved to the satisfaction of Buyer, Buyer may terminate its obligation to purchase the Asset from the Seller by written notice to Seller, whereupon, (i) none of the parties hereto shall have any further obligation or liability with respect to the Asset under this Agreement to any of the other parties hereto; and (ii) the Seller shall return the Commitment Fee to Buyer within five (5) Business Days from the date of such notice from Buyer.

3.5.4

Buyer hereby confirms that it has received copies of all the Lease Documents and Trust Documents (if applicable) for the Asset and has completed its review thereof, and confirms as of the date hereof to Seller that such Lease Documents and Trust Documents are satisfactory in all respects to Buyer. Buyer acknowledges that Buyer has no rights or claims whatsoever against either Seller or the Lessor, in each case in respect of the terms of the Lease Documents and the Trust Documents (other than as expressly set out in to Clause 2.1 (Seller Representations and Warranties ) of this Agreement.

3.6	Total Loss and Material Damage

3.6.1

If before Delivery of the Asset has been completed pursuant to this Agreement, the Aircraft suffers a Total Loss or damage with a repair cost in excess of $500,000 (“Material Damage”), then the Seller shall, promptly after it has become aware of such Total Loss or Material Damage, notify Buyer in writing of such Total Loss or Material Damage and effective upon the issuance of such notice, the rights and obligations of the parties hereunder and under any other Transaction Documents in respect of the Aircraft suffering a Total Loss or Material Damage and the Asset shall be discharged so that no party shall have any further obligation or liability to any other party in respect of such Aircraft or Asset, save that the Seller shall pay to Buyer the Commitment Fee in respect of such Asset within five (5) Business Days from such notice. For the avoidance of doubt, Seller shall be entitled to receive and retain any insurance proceeds which are paid in relation to the Total Loss.

4	CONDITIONS PRECEDENT/TERMINATION OF OTHER AGREEMENTS

4.1	Seller Conditions

4.1.1

The obligation of Seller to sell the Asset to Buyer shall be subject to fulfilment of each of the Seller Conditions Precedent on or prior to the Delivery Date (except to the extent that the Seller agrees in writing in its absolute discretion to waive or defer any such condition).

4.1.2

The Seller Conditions Precedent have been inserted for the benefit of the Seller and may be waived in writing, in whole or in part and with or without conditions, by the Seller without prejudicing the right of the Seller to receive fulfilment of such conditions, in whole or in part, at any later time.

4.1.3

If any of the Seller Conditions Precedent remain outstanding on the Final Delivery Date and are not waived or deferred in writing by the Seller, then Seller may at any time after 5pm New York time on the Final Delivery Date terminate its obligation to sell the Asset to Buyer by written notice to Buyer, whereupon none of the parties hereto shall have any further obligation or liability with respect to Asset under this Agreement to any of the other parties hereto except with respect to return of the Commitment Fee, if applicable.

4.2	Buyer Conditions

4.2.1

The obligation of Buyer to purchase the Asset shall be subject to fulfilment of the Buyer Conditions Precedent on or prior to the Delivery Date (except to the extent that Buyer agrees in writing in its absolute discretion to waive or defer any such condition).

4.2.2

The Buyer Conditions Precedent have been inserted for the benefit of Buyer and may be waived in writing, in whole or in part and with or without conditions, by Buyer without prejudicing the right of Buyer to receive fulfilment of such conditions, in whole or in part, at any later time.

4.2.3

If any of the Buyer Conditions Precedent remain outstanding on the Final Delivery Date and are not waived or deferred in writing by Buyer, then Buyer may at any time after 5pm New York time on the Final Delivery Date terminate its obligation to purchase the Asset from the Seller by written notice to Seller, whereupon none of the parties hereto shall have any further obligation or liability with respect to the Asset under this Agreement to any of the other parties hereto except with respect to return of the Commitment Fee, if applicable.

4.3	Breach

4.3.1

If at any time Buyer, Buyer Guarantor, or Seller (as applicable) breaches this Agreement then (i) Seller (in the case of a breach by Buyer or Buyer Guarantor) shall be entitled by written notice to Buyer, or (ii) Buyer (in the case of a breach by Seller) shall be entitled by written notice to Seller, to terminate this Agreement whereupon

(A)	none of the parties hereto shall have any further obligation or liability hereunder; and

(B)	this Agreement shall be terminated except with respect to obligations concerning the return of the Commitment Fee, if applicable.

4.3.2

If, at any time prior to (x) the Delivery contemplated hereunder and (y) the delivery of the asset pursuant to the 29922 Aircraft Asset Sale and Purchase Agreement, any party to the 29922 Aircraft Asset Sale and Purchase Agreement breaches the 29922 Aircraft Asset Sale and Purchase Agreement then (i) Seller (in the case of a breach by ‘Buyer’ or ‘Buyer Guarantor’ under the 29922 Aircraft Asset Sale and Purchase Agreement) shall be entitled by written notice to Buyer, or (ii) Buyer (in the case of a breach by ‘Seller’ under the 29922 Aircraft Asset Sale and Purchase Agreement) shall be entitled by written notice to Seller, to terminate this Agreement, whereupon

(A)	none of the parties thereto shall have any further obligation or liability thereunder; and

(B)

this Agreement shall be terminated except with respect to obligations concerning the return of the Commitment Fee, if applicable. For any termination pursuant to this Clause 4.3.2 to be valid and effective, the written notice to terminate both this Agreement and the 29922 Aircraft Asset Sale and Purchase Agreement must be given to the respective parties thereto simultaneously.

5	PURCHASE PRICE AND MODIFICATIONS

5.1	Amount

5.1.1	The base purchase price for the Asset shall be the amount specified in Schedule 1 (Aircraft and Sale/Purchase Details) (the “Base Purchase Price”).

5.1.2	The Base Purchase Price payable for the Asset shall, if applicable, be adjusted in accordance with Clause 5.2 (Amount of Purchase Price).

5.2	Amount of Purchase Price

5.2.1	If Delivery of the Asset occurs after the Economic Closing Date, the Base Purchase Price of the Asset shall be:

(a)

increased by an amount equal to six percent (6%) per annum of the Base Purchase Price (calculated based on a 30/360 day count basis) for the period commencing on (and including) the day immediately succeeding the Economic Closing Date and ending on (and including) the day immediately preceding the Delivery Date, pro-rated for the number of days elapsed in such period; and

(b)

decreased by an amount equal to the Rent in respect of the Aircraft that accrued to or was received by the Lessor under the Lease in respect of the period commencing on (and including) the day immediately succeeding the Economic Closing Date and ending on (and including) the day immediately preceding the Delivery Date.

5.3	Payment of Purchase Price

5.3.1

Subject to the provisions of this Agreement, on the Delivery Date Buyer shall cause the Escrow Agent to pay to the Seller the Net Purchase Price for the Asset contemporaneously with the release of the Transaction Document(s) to Buyer.

5.4	Payments

5.4.1

All payments by any party to any other party under this Agreement and the other Transaction Documents will be made for value on the due date in US Dollars and in immediately available funds by wire transfer to:

(a)	in the case of Seller:

Bank Name:	Wells Fargo Bank, N.A.
SWIFT:	[________]
ABA:	[_________]
For credit to:	Corporate Trust Lease Group
Account No.:	[__________]
Quote Ref:	[____________], MSN 30241

or such other account as Seller may from time to time advise to Buyer by not less than five (5) Business Days' prior written notice; and

(b)	in the case of Buyer:

Bank:	Old National Bank
SWIFT Code:	[________]
ABA No.:	[_________]
Account Number:	[_________]
Account Name:	Contrail Aviation Leasing, LLC
Payment Reference:	MSN 30241

or such account as Buyer may from time to time advise Seller by not less than five (5) Business Days' prior written notice.

5.4.2

No payment shall be considered made by a party hereto until it is received in the account of the relevant other party pursuant to Clause 5.4.1. Promptly upon becoming aware of receipt of the Purchase Price, the Seller will confirm receipt to Buyer.

5.4.3	The time of payment shall be of the essence of this Agreement.

5.5	No Withholdings

5.5.1

Save as specifically provided in Clause 5.7.3, all payments in respect of the Purchase Price of the Asset made or to be made by Buyer under this Agreement shall be made in full without set off or counterclaim whatsoever.

5.5.2

All payments to be made under this Agreement and the other Transaction Documents by any of the parties hereto or thereto shall be made in full without any deduction or withholding in respect of Taxes or otherwise unless the deduction is required by Law, in which event such paying party shall:

(a)	ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b)

promptly pay to the other party entitled to receive the relevant payment such additional amount so that the net amount received by such other party will equal the full amount which would have been received by it had no such deduction or withholding been made;

(c)

pay to the relevant taxation authority or other authorities within the period for payment permitted by Law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this sub-clause); and

(d)

if requested, provide such other party, within the period for payment permitted by the relevant Law, with an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld or if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

5.6	Taxes and Tax Reporting

5.6.1

All sales, use, excise, customs, consumption, registration, documentary, property, stamp, transfer, value added, gross receipts or other similar taxes, duties, fees, levies, imposts, charges deductions or withholdings, together with any assessments, surcharges, penalties, fines, additions to tax or interest thereon, but excluding any taxes, duties or fees imposed on, based on or measured by the net income, profits, or capital gains of Seller (collectively, “Transfer Taxes”), however or wherever imposed (whether imposed upon Buyer, Seller, the Asset or on all or part of the Aircraft or the Engines) by any Government Entity or taxing authority in connection with the sale or purchase of the Asset under this Agreement, the execution of any Transaction Document or the transactions contemplated thereby shall be for the sole cost and account of Buyer and Buyer shall, on demand of Seller, indemnify and hold harmless, on an after-Tax basis, Seller from and against any and all such Transfer Taxes and any liability in respect thereof.

5.6.2

If any Transfer Taxes are payable (or assessed or imposed by the relevant taxing authority) in respect of any amount payable by Buyer under this Agreement, then Buyer must (promptly on request by Seller) pay all such Transfer Taxes and indemnify Seller, as applicable, against any claims for the same, including, without limitation, attorneys’ fees and all other legal expenses incurred in advising on and defending any such claims (and where appropriate, Buyer shall increase the payments which would otherwise be required to be made hereunder so that the Seller is left in the same position as Seller would have been in had no Transfer Tax been payable) and Buyer shall provide evidence to Seller, if available, in respect of payment of any such Transfer Tax. For the avoidance of doubt, all amounts payable under the Transaction Documents are stated exclusive of value added tax, sales taxes or any similar tax or duty.

5.7	Commitment Fee, Security Deposit, and Prepaid Rent

5.7.1

The Seller hereby acknowledges receipt of the LOI Amount. Buyer shall pay the balance of the Commitment Fee, taking into account the payment of the LOI Amount, immediately upon execution of this Agreement. The Commitment Fee shall only be refunded to Buyer, free and clear of any set-off, counterclaim or any other deduction and within five (5) Business Days of written request from Buyer, if one or more of the following events or circumstances occurs:

(a)	the Aircraft suffers a Total Loss;

(b)	Seller breaches its obligation(s) under this Agreement and as a consequence Buyer exercises its right to terminate this Agreement pursuant to Clause 4.3.1; or

(c)

‘Seller’ under the under the 29922 Aircraft Asset Sale and Purchase Agreement breaches its obligation(s) under the 29922 Aircraft Asset Sale and Purchase Agreement and as a consequence ‘Buyer’ under the 29922 Aircraft Asset Sale and Purchase Agreement exercises its rights to terminate this Agreement and the 29922 Aircraft Asset Sale and Purchase Agreement pursuant to Clause 4.3.2 ; or

(d)	Delivery of such Asset fails to occur before the Final Delivery Date, save where such failure is caused by Buyer’s breach of its obligation(s) under this Agreement.

5.7.2

The Seller shall, on Delivery of the Asset, procure that the following amounts related to the Asset are paid to Buyer: any Prepaid Rent, Maintenance Reserves, and Security Deposit to the extent then held by Lessor or Seller at the Delivery Date.

5.8	Late Receipt of Rent

If, after Delivery has occurred in relation to the Asset, the Lessor receives from the Lessee in respect of the Asset any amount of Rent payable by Lessee pursuant to the Lease (notwithstanding the Transfer Agreement), the Seller shall procure that such Rent is promptly and, in any case, within five (5) Business Days, paid to Buyer (or at the request of Buyer, to the Lessor) and pending such payment the same shall be held in trust for Buyer).

5.9	Escrow Agreement and Netting Letter

5.9.1

To facilitate payment on the Delivery Date in respect of the Asset, Buyer, Seller and Escrow Agent will enter into an Escrow Agreement to facilitate payment of the Net Purchase Price and release of the relevant Transaction Documents to Buyer. The Buyer’s obligation under Clause 5.3.1 shall be deemed satisfied when the Seller receives the Net Purchase Price from Escrow Agent. To further facilitate payment on the Delivery Date, the Buyer, the Seller and the Lessor will enter into a netting letter (a “Netting Letter”) such that an amount equal to the sum of the following related to the Asset:

(a)	the Commitment Fee;

(b)	any Maintenance Reserves;

(c)	any Security Deposit; and

(d)	any Prepaid Rent,

shall be netted from the Purchase Price. The amount calculated pursuant to the prior sentence is referred to herein as the “Net Purchase Price”. When Seller receives the Net Purchase Price from the Escrow Agent in satisfaction of the Buyer’s obligation under Clause 5.3.1, the Seller shall be deemed to be discharged of its obligation under Clause 5.7.2 to procure the payment of the relevant amount to Buyer.

5.10	Maintenance Reserve Claims

Buyer and Seller hereby agree that the responsibility for reviewing and processing, and if and when satisfied, paying Lessee the amount of the Maintenance Reserve Claims set out in Schedule 5, Part 1 (3) hereof shall transfer from Seller to Buyer on the Delivery Date and from and after such date such Seller shall have no liability to Lessee or Buyer for such claim along with all Maintenance Reserves (in accordance with Clause 5.9.1(b) hereof), except in the event of a breach of the representations regarding Maintenance Reserve Claims under Schedule 5 by Seller in which case Seller shall be liable to the extent of such breach.

6	DELIVERY

6.1	Delivery

Subject to satisfaction (or waiver or deferral with the agreement in writing of the Seller) of the Seller Conditions Precedent, the Seller shall tender the Asset for Delivery and effect the transfer to Buyer of good and marketable title in and to such Asset with full title guarantee, on the Delivery Date by execution and delivery to Buyer of a Trust Assignment Agreement.

Simultaneously with the delivery of a Trust Assignment Agreement, good and marketable title in and to the Asset will pass, with full title guarantee, from the Seller to Buyer, free and clear of all Security Interests other than the Lease and any Permitted Liens, but Buyer acknowledges that the Aircraft (including the Aircraft Documents) will, upon and following such transfer, remain in the possession of the Lessee and the Seller shall not be obliged to give or effect physical delivery of the Aircraft (including the Aircraft Documents) to Buyer. The Buyer’s acceptance of the transfer of the Asset contemplated hereby shall be evidenced by its signature to the Effective Time Notice.

6.2	Delivery Date

The parties hereto shall each use all commercially reasonable efforts to ensure that Delivery takes place while the Aircraft is at the Delivery Location on or about the Target Transfer Date but in any event no later than the Final Delivery Date.

7	CONDITION OF AIRCRAFT

7.1	Disclaimers

7.1.1

THE ASSET IS BEING SOLD AND DELIVERED WHILE THE RELATED AIRCRAFT, EACH RELATED ENGINE AND EACH RELATED PART IS “AS IS” AND “WHERE IS”, AND WITHOUT ANY REPRESENTATION, GUARANTEE OR WARRANTY OF SELLER EXPRESS OR IMPLIED, OF ANY KIND, ARISING BY LAW OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (AND THE RELEVANT TRUST ASSIGNMENT AGREEMENT); AND

7.1.2

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING BUYER UNCONDITIONALLY AGREES THAT AS BETWEEN ITSELF, AND THE SELLER THAT THE ASSET IS TO BE SOLD AND PURCHASED WHILE ITS RELATED AIRCRAFT, EACH RELATED ENGINE AND EACH RELATED PART THEREOF IS IN AN “AS IS, WHERE IS” CONDITION AS AT THE DELIVERY DATE, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN ACCEPTED, MADE OR IS GIVEN BY SELLER OR ITS SERVANTS OR AGENTS IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, DATE PROCESSING, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF AIRCRAFT, ANY ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE COMPLETENESS OR CONDITION OF ANY AIRCRAFT DOCUMENTS, OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHTS; AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE RELEVANT TRUST ASSIGNMENT AGREEMENT, ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

7.2	Acceptance Certificate

Delivery of the Effective Time Notice in respect of the Asset by Buyer to Seller shall be conclusive proof as between each of the parties hereto that Buyer has examined and investigated the Asset and related Aircraft and each part thereof and that such Asset and such Aircraft and each part thereof is in every way satisfactory to Buyer.

7.3	Lessee and the Lease; Transfer Agreements

7.3.1

Buyer hereby confirms that it has completed its due diligence in relation to the Lease Documents with respect to the Asset and that it is satisfied in all respects with the Lease Documents with respect to the Asset. Without prejudice to any representation and/or warranty made to Buyer in this Agreement or any other Transaction Document by Seller, Buyer acknowledges that it has been and will be solely responsible for making its own independent investigation and appraisal of the operations, financial condition, creditworthiness, status and affairs of Lessee, and of the provisions of the Lease and the other Lease Document in respect of the Asset, and has not relied, and will not at any time rely, on the Seller:

(a)	to provide Buyer with any information relating to any such matters; or

(b)

to check or enquire into the adequacy, accuracy or completeness of any information provided by Lessee pursuant to or in relation to the Lease or the other Lease Documents applicable to the Asset or Lessee; or

(c)	to assess or keep under review any of such matters.

7.3.2

Buyer and Seller shall act reasonably and in good faith to negotiate the terms of a Transfer Agreement with the Lessee with the intention of executing them as soon as possible and, in any event, with the understanding that they must be fully executed before the Final Delivery Date; provided that, notwithstanding any other term herein, neither party shall be obligated to execute a Transfer Agreement unless the Lessee has agreed to commercially reasonable terms. No Transfer Agreement shall materially increase any Lessee's liabilities or obligations under the Lease, based on current laws in effect at the time of the Delivery; provided that an increase in the number of indemnified parties or additional insureds shall not constitute or be considered as contributing to an increase in Lessee's obligations thereunder.

7.4	Liability Insurance

7.4.1	With effect from Delivery of the Asset, Buyer agrees for the benefit of each Additional Insured in respect of the Asset that:

(a)

Buyer shall use commercially reasonable efforts to procure that for a period of two (2) years after the Delivery Date (or, if earlier, until the next heavy maintenance check of the Aircraft is performed or such Lease is terminated) in respect of the Aircraft, that Lessee shall name the Seller, and all other Additional Insureds in respect of such Aircraft as additional insureds on any liability insurance (and reinsurance) in respect of such Aircraft pursuant to the Lease; and

(b)

If (a) the Lease in respect of the Asset is terminated, including as a result of redelivery at the end of the Lease term, (b) Buyer sells the Asset or Aircraft to any Person or (c) Lessee fails to perform any of its obligations under the Lease in relation to liability insurance for such Aircraft (including any obligation to name an Additional Insured in respect of such Aircraft on the liability insurance), then Buyer shall notify the Seller in writing of any such event or circumstance promptly upon becoming aware of it. Notwithstanding any other term under this Section 7.4, if the Aircraft has been permanently removed from service, then Buyer’s sole insurance obligation shall be to maintain product liability insurance coverage in favour of the Additional Insureds for an amount not less than ten million Dollars ($10,000,000). If the Asset has not been permanently removed from service, for a period of two years (2) after the Delivery Date (or, if earlier, until the next heavy maintenance check of the Aircraft is performed on that Aircraft), Buyer shall maintain or procure that there is maintained Aircraft Third Party, Property Damage, Passenger, Baggage, Cargo and Mail and Airline General Third Party (including Products) Legal Liability insurance in respect of the Aircraft for a combined single limit (bodily injury/property damage) of an amount not less than five hundred million Dollars ($500,000,000) for any one occurrence and in the aggregate in respect to products liability with the Additional Insureds in respect of the Aircraft each named as an additional insured.

7.4.2

With effect from Delivery of the Asset, the Buyer shall, on the request of the Seller, deliver to such Seller in respect of the Asset a copy of the certificate of insurance in respect of the related Aircraft and in respect of the insurance referred to in Clause 7.4.1, and upon expiration or cancellation of any such certificate, shall on request by the Seller, promptly provide such Seller with a copy of any renewal or replacement certificate thereof in respect of the insurance (and reinsurance) referred to in Clause 7.4.1.

8	FURTHER PROVISIONS

8.1	Benefit of Agreement

Without prejudice to Clause 11 (Seller’s Obligations ), no party shall assign or transfer all or any of its rights and/or obligations under this Agreement without the prior written consent of Seller (in the case of any assignment or transfer by Buyer) or Buyer (in the case of any assignment or transfer by a Seller), except that Buyer may, without the prior written consent of any Seller, assign all or any of its rights under the Transaction Documents to any financier to whom Buyer, its shareholder or its affiliate has granted a Security Interest in the Asset and/or the related Aircraft or related Lease.

8.2	Counterparts

This Agreement may be executed in any number of separate counterparts and each counterpart shall when executed and delivered be an original document but all counterparts shall together constitute one and the same instrument.

8.3	Waivers and Variation

Rights of a party arising under this Agreement or the general law shall not be waived or varied unless done expressly in writing and only then in that specific case, on that specific occasion and on any terms specified.

8.4	Third Party Rights

A Person who is not a party to this Agreement has no direct right under this Agreement or otherwise to enforce any term of this Agreement nor to object or be consulted about any amendments to this Agreement.

8.5	Notices

Any notice, request, demand or other communication in connection with this Agreement shall be given in writing and in English. A notice, request, demand or other communication shall be delivered personally or by registered post, internationally recognised express courier service, email or facsimile as detailed below (or as otherwise notified by the receiving party from time to time). A notice, request, demand or other communication shall be deemed received, if posted, three (3) days after it is mailed; if sent by hand or courier, when it is delivered; if faxed, when the fax is sent and the sender receives a successful transmission report; and, if by email, when the sender receives a successful delivery receipt.

To the Seller:

c/o PAFS Ireland Limited Unit 5, Block 1

Shannon Business Park Shannon

Co. Clare Ireland

Fax:       +353 61 475 52

Email:    sapphire@phxa.com

Attention:     The Directors

With a copy to:

Number One Ballsbridge Building 1

Shelbourne Road Dublin 4

Ireland

Fax:       +353 1 485 3242

Email:    notices@avolon.aero

Attention:     The Directors

To Buyer or Buyer Guarantor at:

Wilmington Trust SP Services (Dublin) Limited Fourth

Floor,

3 George’s Dock,

IFSC, Dublin 1, D01 X5X0,

Ireland

Email:     ireland@wilmingtontrust.com With

Copy To:

Contrail Aviation Support, LLC 435 Investment Court

Verona, Wisconsin 53593

Fax: +1-808-848-8101

Attention:      Joe Kuhn

Email:             joe@contrail.com

8.6	Invalidity of any Provision

If any provision of this Agreement becomes invalid, illegal or unenforceable under any applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected.

8.7	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto in relation to the sale and purchase of the Asset and supersedes all previous proposals, representations, agreements and other written and oral communications in relation thereto.

8.8	Costs and Expenses

Except where this Agreement states differently, each party shall bear its own fees, costs and expenses (including but not limited to, fees of legal counsel, accounting, tax and insurance advisors and equipment appraisers) arising out of or in connection with this Agreement; provided that with respect to the Asset:

The Seller shall pay any and all of the costs and expenses incurred by Lessee in connection with the relevant Transfer Agreement (including but not limited to any novation or assumption agreement) this Agreement (including, but not limited to, its legal costs, costs incurred by such Lessee in facilitating any inspection referred to in Clause 3.5 (Inspection ) (all such costs “Lessee Costs”), but excluding any costs and expenses solely incurred in connection with (if applicable) Buyer's financing and/or security requirements (“Financing Costs”)). For avoidance of doubt, Financing Costs are not Lessee Costs;

(a)	If applicable, Buyer shall pay 100% of any Financing Costs incurred by Lessee for which the Lessee is entitled to reimbursement pursuant to the terms of the Lease;

(b)

The Buyer shall bear the cost of any legal opinions requested by Lessee in respect of Buyer or any guarantor of Buyer’s or any Lessor’s obligations for the period following Delivery or any Cape Town Convention registrations to which Lessee is entitled pursuant to the terms of the Lease (if at all) and the Seller shall bear the cost of any legal opinions that may be required relating to Seller to which Lessee is entitled pursuant to the terms of the Lease;

(c)

FAA Counsel shall represent Buyer and Seller on the transaction contemplated by this Agreement, but Buyer and Seller shall each be separately responsible for the portion of FAA Counsel’s fees related to the costs and expenses for which they are responsible pursuant to this Clause; and

(d)	Buyer and Seller shall bear the fees and costs of Escrow Agent in respect of the Escrow Agreement on a 50/50 basis.

8.8.1

Subject to Clause 8.8.1, Seller and Buyer will each co-operate reasonably with the other to lawfully eliminate or minimise the imposition upon the other party of any costs arising out of the sale of such Asset pursuant to this Agreement (including, without limitation, arranging for the Delivery Location in respect of the related Aircraft to be in a jurisdiction where the imposition of such costs are lawfully eliminated or minimised) and/or in connection with the related amendment of any of the Lease Documents, and Seller shall use reasonable commercial endeavours to procure co-operation by the Lessee in connection therewith.

8.9	Further Assurances

Each party hereto agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested in writing by any other party hereto to establish, maintain and protect the rights and remedies of the parties hereto and to carry out and effect the intent and purpose of this Agreement.

8.10	Registrations, Filings and the Cape Town Convention

8.10.1

The Seller and Buyer hereby agree that they will cooperate with each other in order to complete all registrations and filings, and to execute any and all documents as may reasonably be requested by any other party to this Agreement in order for such party to apply for any exemption from, reduction of, or credit for, any Taxes arising as a consequence of this Agreement or the transactions contemplated by this Agreement that may be available under applicable law, or that may reasonably be requested by any other party to this Agreement in order for such party to document or evidence any such exemption, reduction, refund or credit that may be available under applicable law, provided that nothing in this Clause 8.10.1 shall oblige any party to take any action or other step which that party, acting reasonably, determines would be prejudicial to its interests.

8.10.2

Buyer shall bear all costs and expenses, including any duties or fees payable (a) to the Air Authority in connection with qualifying to own the Asset, (b) in connection with the registration of Buyer’s and/or Lessor’s (as applicable) interests in the Aircraft and the Lease (and related documents) with the International Registry, and for any legal opinions that may be required relating to Cape Town Convention filings or filings with any Aviation Authority, (c) in connection with obtaining any opinion from the Aeronautical Center Counsel’s office with respect to its eligibility to own the Beneficial Interest in the Asset while the related Aircraft remains registered with the Aviation Authority; or (d) in connection with Buyer’s financing.

8.10.3

Buyer agrees that it will not, and it will procure that no financier of Buyer will, register an interest (or prospective interest) at the International Registry or make any other security registration in relation to the Aircraft until after Delivery of the Asset.

8.10.4

The Seller agrees and covenants that it will at or immediately after the Delivery procure that any interests filed at the International Registry or other security filings in respect of the interests of such Seller, or the financiers of such Seller in relation to the Aircraft are discharged at the time of Delivery.

8.11	Waivers, Rights Cumulative

8.11.1

No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.11.2

Nothing contained in this Agreement shall be construed to limit in any way any right, power, remedy or privilege of any party thereunder or how or hereafter existing at law or in equity. Each and every right, power, remedy and privilege of each party under this Agreement (a) shall be in addition to and not in limitation of, or in substitution for, any other right, power, remedy or privilege under this Agreement or at law or in equity, (b) may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by such party, and (c) shall be cumulative and not mutually exclusive and the exercise of one shall not be deemed a waiver of the right to exercise any other.

8.12	Survival

All indemnities, representations, warranties, undertakings and covenants of Seller and Buyer shall survive, and remain in full force and effect, notwithstanding the expiration or other termination or completion of this Agreement or the transactions contemplated hereby.

8.13	Co-operation with Financiers

The Seller acknowledges and agrees that Buyer may obtain financing from third parties in order to fund its acquisition of the Asset hereunder. The Seller agrees that it shall, at no cost to itself, use reasonable efforts to co-operate with Buyer in relation to any such financing that Buyer may seek to arrange, provided that Buyer shall provide such Seller with reasonable advance written notice of any request for additional documentation.

8.14	Confidentiality

This Agreement and the terms and conditions contained herein shall be and remain strictly privileged and confidential between Buyer, Buyer Guarantor and Seller, and shall not be discussed, revealed, disseminated or divulged to the media or general public, or to any other third party, without the express prior written consent of each other party hereto, except that:

(a)	Buyer may disclose any relevant term to any of its potential financiers, solely for the purpose of such potential financier financing the purchase of the Asset;

(b)	Buyer may disclose any relevant term to its insurers for the purpose of insuring the Asset or related Aircraft;

(c)	any party may disclose any relevant term to any of its affiliates;

(d)	any party may make any disclosure required by generally accepted accounting principles, by applicable Law or by any order of a court or other Governmental Entity;

(e)	any party may make any disclosure to its investors or prospective investors;

(f)	any party may make any disclosure required in connection with any legal proceedings arising out of or relating to the transactions contemplated by this Agreement;

(g)	any party may make any disclosure to its professional advisors in connection with the negotiation and/or administration of this Agreement; or

(h)	any party may make any disclosure to the extent such information is publicly available through no fault of the party making the disclosure,

in every case, provided that (i) the disclosing party shall inform such persons of the confidential nature of such documents and/or information; and (ii) the disclosing party shall, with respect to private parties, procure that any such persons undertake to maintain the confidentiality of any such documents and/or information disclosed in accordance with the terms of this Clause 8.14 (Confidentiality ).

9	LAW AND JURISDICTION

9.1	GOVERNING LAW

THIS AGREEMENT, AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

9.2	Dispute Resolution

The parties hereto hereby agree that the courts of the State of New York or Federal court in the Southern District of New York, in either case, located in the Borough of Manhattan (“New York Courts”) are to have jurisdiction to settle any disputes arising out of or relating to this Agreement or any other Transaction Document (unless expressly stated otherwise in any such Transaction Document) and any non- contractual obligations arising out of or in connection with this Agreement or any other Transaction Document. For such purposes each party hereby submits itself and its assets to the exclusive jurisdiction of the New York Courts in relation to such disputes. The parties further agree that the prevailing party in such action shall be entitled to an award of reasonable attorney fees and costs.

9.3	Waivers

Each of Buyer, Buyer Guarantor and Seller:

(a)

waives to the fullest extent permitted by law any objection which it may now or hereafter have to the courts referred to in Clause 9.2 (Dispute Resolution ) on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement or any other Transaction Document;

(b)

agrees that a judgment or order of any court referred to in Clause 9.2 (Dispute Resolution ) in connection with this Agreement or any other Transaction Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction; and

(c)	IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY DISPUTE OR ANY OTHER MATTER ARISING FROM OR RELATED TO THIS AGREEMENT AND/OR THE OTHER TRANSACTION DOCUMENTS.

9.4	No Immunity

Seller, Buyer and Buyer Guarantor irrevocably and unconditionally:

(a)

agrees that if any other party brings legal proceeding against it or its assets in relation to this Agreement or any other Transaction Document, no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may in the future acquire; and

(c)

consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such proceedings.

10	BROKERS AND OTHER THIRD PARTIES

10.1	No Brokers

Each party hereto represents and warrants to the other parties hereto that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any Person (other than fees payable by each party to its legal advisers, tax advisers or other professional consultants).

10.2	Indemnity

Each party hereto agrees to indemnify and hold the other parties hereto harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Agreement or any Transaction Documents or the Aircraft, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its employees or agents of Clause 10.1 (No Brokers ).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Agreement has been signed on the day and year first above written.

Sapphire Finance I Holding Designated Activity Company,

as Seller

By:/s/ William Brennan

Name: William Brennan

Title:Director

Contrail Aviation Leasing, LLC, with respect to the

beneficial interest in the trust that owns MSN 30241

By: /s/ Joseph G. Kuhn

Name: Joseph G. Kuhn

Title: CEO

Contrail Aviation Support, LLC,

as Buyer Guarantor

By: /s/ Joseph G. Kuhn

Name: Joseph G. Kuhn

Title: CEO

Signature Page

Aircraft Asset Sale and Purchase Agreement

SCHEDULE 1 Aircraft and Sale/Purchase Details

SCHEDULE 1

AIRCRAFT AND SALE/PURCHASE DETAILS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Seller	Aircraft Type	Aircraft MSN	Engine Type	Engine MSNs	Base Purchase Price	Buyer
Sapphire Finance I Holding Designated Activity Company	Boeing 737-700	30241	CFM56-7B22	889727 889728	US[__________]	Contrail Aviation Leasing, LLC, with respect to the beneficial interest in the trust that owns MSN 30241

Schedule 2 Lease Documents and Trust Documents

SCHEDULE 2

LEASE DOCUMENTS AND TRUST DOCUMENTS

Aircraft MSN		List of Lease Documents

30241	1.	Aircraft Lease Agreement dated as of January 14, 2009 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC dba Sun Country Airlines, as lessee

	2.	Technical Acceptance Receipt dated January 30, 2009 by MN Airlines, LLC

	3.	Lease Supplement dated January 30, 2009 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC, as lessee

	4.	Side Letter to the Leases dated July 29, 2009 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC dba Sun Country Airlines, as lessee

	5.	Amendment Number One to Aircraft Lease Agreement dated as of November 30, 2011 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC dba Sun Country Airlines, as lessee

	6.	Global Side Letter to the Leases dated February 3, 2012 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC dba Sun Country Airlines, as lessee

	7.	Amendment Number Two to Aircraft Lease Agreement dated as of October 15, 2013 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC dba Sun Country Airlines, as lessee

	8.	Amendment Number Three to Aircraft Lease Agreement dated as of June 9, 2015 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC dba Sun Country Airlines, as lessee

	9.	Assignment, Assumption and Amendment Agreement dated as of August 22, 2016 among C.I.T. Leasing Corporation, as assignor, Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as owner trustee, as assignee and MN Airlines, LLC dba Sun Country Airlines, as lessee

	10.	Amendment Number Five to Aircraft Lease Agreement dated as of June 20, 2019 between Wells Fargo Trust Company, National Association, as Lessor, and Sun Country, Inc. dba Sun Country Airlines, as Lessee

List of Trust Documents
Amended and Restated Trust Agreement (MSN 30241) dated as of May 8, 2018 between Sapphire Finance I Holding Company, as owner participant, and Wells Fargo Trust Company, as owner trustee

Schedule 3 Definitions

SCHEDULE 3 DEFINITIONS

“29922 Aircraft Asset Sale and Purchase Agreement” means certain Aircraft Asset Sale and Purchase Agreement relating to one (1) Boeing B737-800 aircraft with manufacturer’s serial number 29922 between Sapphire Leasing I (AOE 5) Limited, as seller, Sapphire Finance I Holding Designated Activity Company, as seller guarantor, Wilmington Trust SP Services (Dublin) Limited, as buyer, and Contrail Aviation Support, LLC, as buyer guarantor.

“Additional Insured” means, with respect to the Asset, each person named as an “Indemnitee” under the Lease immediately prior to Delivery of the Asset.

“Aircraft” means the aircraft described in Schedule 1 (Aircraft and Sale/Purchase Details) (which term includes, where the context admits, a separate reference to all relevant Engines, Parts and Aircraft Documents).

“Aircraft Documents”, with respect to the Aircraft, has the meaning given to such term in the Lease applicable to the Aircraft.

“Asset” means the Beneficial Interest created by, and related to, the Trust Documents that are associated with the Aircraft.

“Aviation Authority” means the Federal Aviation Administration of the U.S. Department of Transportation.

“Base Purchase Price” is defined in Clause 5.1 (Amount).

“Beneficial Interest” means all of the Seller’s legal, beneficial and other right, title and interest in and to, and all of its liabilities and obligations under, the Trust Documents and the Trust Estate, excluding all of such Seller’s legal, beneficial and other right, title and interest in and to the Excluded Property.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in Dublin and New York.

“Buyer” has the meaning set out in the Recitals hereto.

“Buyer Conditions Precedent” means the conditions set out in Schedule 4, Part 2 (Buyer Conditions Precedent.)

“Buyer Guarantee” means one or more guarantees of all of Buyer's obligations under, inter alia, this Agreement and the Transfer Agreement issued by the Buyer Guarantor in favour of Seller.

“Buyer Guarantor” has the meaning set out in the Recitals hereto.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on 16 November 2001, subject to any declarations of a contracting state.

“Commitment Fee” means an amount of equal to 3% of the Base Purchase Price in respect of the Asset.

“Delivery” means the transfer of title to the Asset by Seller to Buyer hereunder as provided in Clause 6.1 (Delivery).

Schedule 3 Definitions

“Delivery Date” means the date, being a Business Day, on which Delivery in respect of the Asset occurs.

“Delivery Location” means such location as agreed between the Seller and Buyer (each acting reasonably) prior to the Delivery Date for the Asset.

“Economic Closing Date” means 1 May 2019.

“Effective Time Notice” has the meaning given to such term in each Transfer Agreement.

“Engine Manufacturer” means CFM International, Inc.

“Engines” means the engines with the make, model and serial numbers specified in Schedule 1 (Aircraft and Sale/Purchase Details), together with all equipment and accessories belonging to, installed in, or appurtenant to, such engines.

“Escrow Agent” means Bank of Utah.

“Escrow Agreement” means an agreement between Escrow Agent, Seller, and Buyer in form and substance reasonably acceptable to each of them, to facilitate the payment of the Net Purchase Price for the asset and the release of the related Transaction Documents.

“Event of Default” has the meaning, given to it in the Lease.

“Excluded Property” means (i) any amounts received by or payable to Lessor from Lessee as Rent under the Lease Documents that becomes due and payable at any time prior to the Economic Closing Date, (ii) any amounts (other than Rent) received by or payable to Lessor from the Lessee under the Lease Documents that becomes due and payable at any time prior to the Delivery; and (iii) any rights of the Seller and its affiliates to indemnification or liability insurance under the Lease Documents.

“FAA Counsel” means McAfee & Taft.

“Final Delivery Date” means 31 August 2019 or such later date as may be agreed between Buyer and Seller.

“Government Entity” means:

(i)	any national government, political subdivision thereof, or local jurisdiction therein;

(ii)	any instrumentality, board, commission, court, or agency of any of the above, however constituted; and

(iii)	any association, organisation or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

“Inspection Completion Date” means the date of the execution of this Agreement.

“International Registry” means the registry established pursuant to the Cape Town Convention.

“Law” includes (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Government Entity; (b) any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

Schedule 3 Definitions

“Lease” means that certain Aircraft Lease Agreement dated as of January 14, 2009 between C.I.T. Leasing Corporation, as lessor, and MN Airlines, LLC dba Sun Country Airlines, as lessee, as amended and modified pursuant to each of the related Lease Documents specified in relation to such Asset in Schedule 2 (Lease Documents).

“Lease Documents” means, the documents listed in Schedule 2 (Lease Documents) and such other documents as Buyer and Seller agree in writing shall constitute a “Lease Document”.

“Lessee” means Sun Country, Inc. dba Sun Country Airlines (formerly known as MN Airlines, LLC dba Sun Country Airlines).

“Lessor” means Trust Company, not in its individual capacity, but solely as owner trustee pursuant to the Trust Documents related to the Asset.

“LOI Amount” means, an amount of equal to 1.5% of the Base Purchase Price of such Asset.

“Losses” means losses, liabilities, claims, proceedings, penalties, judgments, damages, costs and expenses.

“Maintenance Reserve Claim” has, the same meaning as given to such term in the Lease.

“Maintenance Reserves” means, the “Maintenance Reserves” as defined therein, which Lessor is holding in cash at any time of determination and which are not subject to any claim for reimbursement to the Lessee.

“Manufacturer” means The Boeing Company.

“Netting Letter” means, the letter contemplated by Clause 5.9.1.

“Net Purchase Price” has the meaning given to such term in Clause 5.9.1.

“Notice of Beneficial Interest Transfer” means a document executed by Lessee of the Asset, the Seller and Buyer which identifies Buyer as the new beneficial owner, addresses insurance and other appropriate matters.

“Part” means, whether or not installed on the Aircraft, any component, furnishing or equipment (other than a complete Engine) furnished with such Aircraft on the Delivery Date.

“Permitted Liens” means (a) any Security Interest created by or resulting from debts, liabilities or actions of Buyer, Buyer Guarantor, or their respective subsidiaries and/or affiliates, (b) the Lease Documents and the rights conferred by the Lease Documents and (c) Security Interests which Lessee is permitted under the Lease to allow to subsist or which Lessee has allowed to arise but which it is obliged to discharge and indemnify the Lessor for under such Lease (but excluding any Security Interest created by or attributable to debts, liabilities or actions of any Seller, Lessor or any of their respective subsidiaries or affiliates, and any Security Interest of which Seller has actual knowledge which has not been previously disclosed to Buyer in writing).

“Person” means any individual person, corporation, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organisation, association, Government Entity, or organisation or association of which any of the above is a member or a participant.

“Prepaid Rent” means, the amount of any Rent which has been paid by the Lessee pursuant to the Lease and which is attributable to the period after the Delivery Date.

“Purchase Price”, means, the Base Purchase Price for the Asset as adjusted in accordance with Clause 5.1.2.

Schedule 3 Definitions

“Rent”, has the meaning given to it in the Lease.

“Security Deposit” means, the amount in cash held by the Lessor in respect of the “Security Deposit”, as defined in the Lease, paid by Lessee under the Lease and not applied by Lessor.

“Security Interest” means any mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation, right of set-off or any other agreement or arrangement having the effect of conferring security.

“Seller” has the meaning set out in the Recitals hereto.

“Seller Conditions Precedent” means the conditions specified in Schedule 4, Part 1 (Seller Conditions Precedent).

“Target Transfer Date” means, five (5) weeks from the date of this Agreement.

“Taxes” means any and all present and future taxes, duties, withholdings, levies, assessments, imposts, fees and other governmental charges of all kinds (including without limitation any VAT or similar tax and any stamp, documentary, registration or similar tax) imposed, levied, collected, withheld or assessed by any national or regional taxing or fiscal authority or agency or other Government Entity, together with any penalties, fines, surcharges and interest thereon and any additions thereto.

“Total Loss” has the meaning, given to the term “Event of Loss” in the relevant Lease.

“Transaction Documents” means this Agreement, the Buyer Guarantee, the Transfer Agreement, the Effective Time Notice, the Trust Assignment Agreement, the Netting Letter, the Escrow Agreement, and any agreement amending or supplementing any of the foregoing documents and any agreement or document agreed by Seller and Buyer as being a Transaction Document and relating to the Asset.

“Transfer Tax” has the meaning given to such term in Clause 5.6.1;

“Transfer Agreement(s)” means the Notice of Beneficial Interest Transfer.

“Trust Assignment Agreement” means that certain third trust assignment and assumption agreement dated the date of the Delivery of the Asset, between the Seller, the Buyer, and the Trust Company, which conveys the beneficial interest in the Asset to Buyer and is in form and substance acceptable to each of the parties thereto.

“Trust Company” means Wells Fargo Trust Company, National Association.

“Trust Documents” means the documents listed as such in Schedule 2 (Trust Documents).

“Trust Estate” has the meaning assigned to such term in the Trust Documents.

“US$”, “$” and “Dollars” means the lawful currency of the United States of America, and (in relation to all payments in Dollars to be made under this Agreement) same day funds; and

“VAT” means value added tax and any goods and services, sales, consumption or turnover tax, imposition or levy of a like nature.

SCHEDULE 4 Conditions Precedent

SCHEDULE 4 CONDITIONS PRECEDENT

Part 1

Seller Conditions Precedent

1

The Seller in respect of the Asset shall have received or shall have confirmed that the same is held in trust by the Escrow Agent, each of the following documents and evidence on or prior to the Delivery Date:

(a)

an officer’s certificate from Buyer certifying attached copies of the following as true and correct: (i) a certified copy of the Articles of Organization of Buyer; (ii) the resolutions of the directors of Buyer; (iii) if applicable, a power of attorney from Buyer in relation to the execution of this Agreement and the other Transaction Documents relating to such Aircraft; and (iv) specimen signatures of the authorized signatories of Buyer;

(b)

executed copies of each Transaction Document relating to such Asset (other than the relevant Effective Time Notice or Trust Assignment Agreement, as applicable) duly executed by the parties thereto (other than the Seller);

(c)	all conditions precedent specified in the Transfer Agreement have been fulfilled or waived to the satisfaction of the Lessor;

(d)	evidence that Buyer and Buyer Guarantor will, on the Delivery Date, satisfy the requirements of the Lease Documents governing the identity of a transferee or assignee of the Asset;

(e)	an insurance certificate in accordance with this Agreement and the Lease in form reasonably satisfactory to such Seller; and

(f)

copies of all invoices, Aircraft Documents and other records delivered by the Lessee associated with the Asset to the related Lessor in connection with a Maintenance Reserve Claim that is described in Schedule 5, Part 1, paragraph 3 with respect to such Asset.

2	The Seller shall have confirmed receipt of the Purchase Price in respect of the Asset in accordance with the provisions of this Agreement.

3	The Seller shall be satisfied that the Delivery Location, and the arrangements described in Clause 6 (Delivery ) in respect of the Asset, do not give rise to any costs, unless agreed by Seller.

4

The representations given by Buyer, Buyer Guarantor and the Lessor in the Transaction Documents relating to the Asset being, in each case, true and accurate on the Delivery Date and as at Delivery of the Asset.

5

Evidence that all governmental and other licences, approvals, certificates, exemptions, consents, registrations and filings necessary in any relevant jurisdiction for any matter contemplated by the Transaction Documents, and any notices or other documents to be given pursuant thereto, and for the legality, validity, enforceability, admissibility in evidence and effectiveness thereof have been obtained or effected on an unconditional basis and remain in full force and effect.

6

Buyer, Buyer Guarantor or Lessor as the case may be, is not in default of any of its respective obligations under this Agreement, any other Transaction Document or any other agreement between, inter alios, (a) any Seller and (b) Buyer and/or Buyer Guarantor in relation to the sale and purchase of the Asset (or any interest related thereto).

SCHEDULE 4 Conditions Precedent

7

No change having occurred after the date of this Agreement in any applicable Law which would make it illegal for Seller or the Lessor to perform any of its obligations under any Transaction Documents to which it is a party (and any other documents or agreements to be entered into pursuant thereto); provided that if any such change has occurred the parties hereto shall use all reasonable co-operative endeavours to restructure the transaction contemplated by such documents so as to avoid the aforementioned illegality.

Part 2

Buyer Conditions Precedent

1	Buyer shall have received or shall have confirmed that the same is held in trust by the Escrow Agent, each of the following documents and evidence on or prior to the Delivery Date:

(a)

an officer’s certificate from the Seller certifying attached copies of the following as true and correct: (i) a certified copy of its certificate of incorporation and up-to-date constitution; (ii) the resolutions of its board of directors; (iii) if applicable, a power of attorney from it in relation to the execution of this Agreement and the other Transaction Documents relating to such Aircraft; and (iv) specimen signatures of its authorized signatories;

(b)

a signed original of each of the Lease Documents and Trust Documents (and if signed originals are not in the Seller's possession, a certified true copy of those Lease Documents or Trust Documents so affected);

(c)	copies of each Transaction Document relating to the Aircraft duly executed by the parties thereto (other than Buyer);

(d)

evidence that all conditions precedent specified in the Transfer Agreement relating to such Aircraft (other than those conditions precedent expressed to be solely for the benefit of Seller) have been fulfilled or waived to the reasonable satisfaction of Buyer;

(e)

originals of each bill of sale in Seller's possession in respect of the Aircraft which has been executed and delivered in respect of previous title transfers of such Aircraft since it was delivered by Manufacturer (and if signed originals are not in the Seller's possession, a certified copy of each bill of sale so affected); and

(f)

evidence that there are no International Interests registered at the International Registry in relation to the Aircraft other than those registered in favour of the Seller and/or its financiers and shown on a priority search certificate time stamped at or immediately prior to Delivery (obtained by Buyer at Buyer’s expense), which are to be released pursuant to Clause 8.10 (Registrations, Filings and the Cape Town Convention);

(g)

a bring down certificate from the Seller dated on the Delivery Date representing and warranting that, (i) the Lessee has not notified Lessor of any unsatisfied Maintenance Reserve Claims, and (ii) the Lessee has not submitted any outstanding work scope for, or estimated cost associated with, a Reimbursable Event to the Lessor; and

(h)

Seller shall have provided written notification to the Lessee that it has not waived or modified any of the provisions of the related Lease related to Maintenance Reserve Claims through course of performance and shall provide the Buyer with a copy of such notification prior to Delivery.

SCHEDULE 4 Conditions Precedent

2	A Transfer Agreement for the Asset in form and substance satisfying the requirements of Clause 7.3.2 duly executed by the parties thereto.

3	The representations given by Seller and, if applicable, Lessor in the Transaction Documents relating to the Aircraft being, in each case, true and accurate on the Delivery Date of the Asset.

4

Neither the Seller nor Lessor is in default of any of its respective obligations under this Agreement, any other Transaction Document or any other agreement with, inter alios, (a) Seller and (b) Buyer or/and Buyer Guarantor in relation to the sale and purchase of the Asset (or any interest related thereto).

5

No change having occurred after the date of this Agreement in any applicable Law which would make it illegal for Buyer or any Lessor to perform any of its obligations under any Transaction Documents to which it is a party (and any other documents or agreements to be entered into pursuant thereto); provided that if any such change has occurred the parties hereto shall use all reasonable co-operative endeavours to restructure the transaction contemplated by such documents so as to avoid the aforementioned illegality.

6	Buyer shall be satisfied that the Delivery Location, and the arrangements described in Clause 6 (Delivery ), do not give rise to any costs, unless agreed by Buyer.

7	Neither the Aircraft nor any Engine relating to the Aircraft shall have suffered a Total Loss or Material Damage.

8	Confirmation from Seller that any existing financing in respect of the Aircraft has been repaid in full and all related security released and discharged.

9

That certain Aircraft Asset Sale and Purchase Agreement between an affiliate of Seller, as seller and an affiliate of Buyer as Buyer in respect of that certain aircraft bearing MSN 29922 shall have been duly executed by the parties thereto.

SCHEDULE 5 Representations and Warranties

SCHEDULE 5 REPRESENTATIONS AND WARRANTIES

Part 1

Seller's Representations and Warranties

1	General Representations and Warranties:

(a)	The Seller represents and warrants to Buyer that the following statements are now, and on the Delivery Date will be, true and accurate:

(i)

it is incorporated and duly exists under the laws of its jurisdiction of incorporation and has the power to enter into and implement the transactions contemplated by the Transaction Documents to which it is a party;

(ii)	the execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorised by all necessary corporate action on the part of the such Seller;

(iii)

the Transaction Documents relating to the Asset to which it is a party constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as limited by general principles of equity and any relevant bankruptcy, insolvency, administration, examinership or similar laws affecting creditors' rights generally;

(iv)

each consent required by the Seller to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of the Transaction Documents to which it is a party has been obtained and is in full force and effect, and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith; and

(v)

the execution, delivery and performance by the Seller of the Transaction Documents to which it is a party will not (i) conflict with, or result in any material breach of, any of the terms of, or constitute a default under, any agreement or document to which it is a party or by which it or any of its property or assets may be bound, (ii) contravene or conflict with the provisions of its constitutive documents, or (iii) conflict with any applicable law, regulation, order or decree in its jurisdiction of formation.

2	The Aircraft and the Lease:

(a)	The Seller further represents and warrants to Buyer on the Delivery Date as follows:

(i)	it will at Delivery have good marketable title in and to the Asset, free and clear of all Security Interests other than the Lease and any Permitted Liens;

(ii)

the transfer of the Asset by it is not avoidable or otherwise subject to rescission by reason of any claim of any other person (including any prior transferor thereof or any person acting on behalf of or claiming through any such transferor);

(iii)

to its knowledge, there are no litigation, arbitration or legal, governmental or administrative proceedings, claims or actions pending or threatened in respect of the Asset or the Lease (whether asserted or commenced by Lessee or any other person);

SCHEDULE 5 Representations and Warranties

(iv)	to its knowledge, the information provided by it to Buyer prior to Delivery of such Asset as to the identities of all predecessors in title (if any) to such Aircraft is complete and accurate;

(v)

the Lease Documents provided or to be provided to Buyer are true, correct and complete (originals or copies, as applicable) of such Lease Documents and constitute the entire agreement between the Lessor and Lessee with respect to the Aircraft immediately prior to Delivery which will continue to have effect following the Delivery Date with respect to the Aircraft (which excludes, for the avoidance of doubt, any agreement or document which is released or terminated simultaneously with the Delivery of the Asset) and other than documented in the Lease Documents or as contemplated by the Transfer Agreement, there have been no other amendments or modifications entered into with respect to the Lease Documents that will continue to have effect following the Delivery Date which have not been disclosed;

(vi)

the Trust Documents with respect to such Asset provided or to be provided to Buyer are true, correct and complete (originals or copies, as applicable) of such Trust Documents and constitute the entire agreement between the Trust Company and the Seller with respect to such Asset immediately prior to Delivery which will continue to have effect following the Delivery Date with respect to such Asset (which excludes, for the avoidance of doubt, any agreement or document which is released or terminated simultaneously with the Delivery of such Asset) and other than documented in such Trust Documents or as contemplated by the relevant Transfer Agreement, there have been no other amendments or modifications entered into with respect to such Trust Documents that will continue to have effect following the Delivery Date with respect to such Asset which have not been disclosed;

(vii)	the Lessee has not prepaid any Rent other than under and in accordance with the terms of the Lease;

(viii)	to its knowledge, the Lessor is not in default in respect of any of its obligations to Lessee under the Lease Documents; and

(ix)	to its knowledge, Lessee is not in default in respect of any of its obligations under the Lease Documents.

3	Maintenance Reserve Claims

The Seller represents and warrants to Buyer that the following statements are now true and accurate:

(a)     The Seller represents and warrants that the related Lessee has not notified Lessor of any unsatisfied Maintenance Reserve Claims, and Lessee has not submitted any outstanding work scope for, or estimated cost associated with, a Reimbursable Event to Lessor, other than:

(A)

the Seller is aware that the Landing Gear has recently undergone an overhaul and that such event may qualify as a Reimbursable Event, however, as of the date hereof, Lessee has not yet submitted the required work scope and invoice documentation required to create a reimbursement obligation pursuant to the terms of the Lease; and

(B)

the Seller is aware that the APU has recently undergone an overhaul and that such event may qualify as a Reimbursable Event, however, as of the date hereof, Lessee has only submitted a preliminary work scope, which has been

SCHEDULE 5 Representations and Warranties

provided to Buyer, and has not yet submitted the entire work scope and invoice documentation required to create a reimbursement obligation pursuant to the terms of the Lease.

(b)	The Seller represents that it has not waived or deferred any of its rights under the Lease with respect to Maintenance Reserve Claims.

Part 2

Buyer's Representations and Warranties

1	Buyer represents and warrants to Seller that the following statements are now, and on the Delivery Date will be, true and accurate:

(a)	it is incorporated under the laws of the State of Wisconsin and it has the power to enter into and implement the transactions contemplated by the Transaction Documents to which it is a party;

(b)	the execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorised by all necessary action on the part of it;

(c)

the Transaction Documents to which Buyer is a party constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms, except as limited by general principles of equity and any relevant bankruptcy, insolvency, administration or similar laws affecting creditors' rights generally;

(d)

each consent required by Buyer to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of the Transaction Documents relating to the Asset to which it is a party has been obtained and is in full force and effect, and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith;

(e)

the execution, delivery and performance by Buyer of the Transaction Documents to which it is a party will not (i) conflict with, or result in any material breach of, any of the terms of, or constitute a default under, any agreement or document to which it is a party or by which it or any of its property or assets may be bound, (ii) contravene or conflict with the provisions of its constitutive documents or (iii) conflict with any applicable law, regulation, order or decree in Wisconsin;

(f)	as of the Delivery Date, Buyer Guarantor has a tangible net worth of at least $[__________]; and

(g)

it is not aware of any litigation, arbitration or legal, governmental or administrative proceeding or claim that is pending or threatened (i) against itself for its bankruptcy, liquidation or insolvency which have been commenced and which are continuing under and in accordance with the applicable law of its jurisdiction of incorporation,

(h)

which could, individually or collectively, materially adversely affect the ability of Buyer to observe or perform its obligations under the Transaction Documents or (iii) which could challenge the legality, validity or enforceability of the Transaction Documents, and/or the transactions contemplated thereby.

SCHEDULE 6

[Intentionally Omitted]

SCHEDULE 7

[Intentionally Omitted]

SCHEDULE 8

[Intentionally Omitted]